SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ]         Preliminary Proxy Statement
[  ]         Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]         Definitive Proxy Statement

[X]         Definitive Additional Materials

[  ]         Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Funds II
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(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required

[  ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.         Title of each class of securities to which transaction applies:

2.         Aggregate number of securities to which transaction applies: ______.

3.         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______.

4.         Proposed maximum aggregate value of transaction: _______.

Total fee paid: _______.

[  ]         Fee paid previously with preliminary materials.

[  ]         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

5.         Amount Previously Paid:

6.         Form, Schedule or Registration Statement No.: Total fee paid: _________.

7.         Filing Party:

8.         Date Filed: October 6, 2009

https://investors.oldmutualus.com/investment-center/utilities/proxy-voting.aspx:

If you recently received a proxy statement and related proxy materials for one or more of your Old Mutual Funds, you may download your Fund's proxy statement and related proxy materials by clicking on the appropriate link below. Please note that your individualized proxy card was mailed to you and is not available over the Internet.

•	Old Mutual Columbus Circle Technology and Communications Fund

o	Sample Proxy Card

•	Old Mutual Growth Fund

o	Sample Proxy Card

•	Old Mutual Analytic Global Fund

o	Sample Proxy Card

If you are a shareholder of the Old Mutual Columbus Circle Technology and Communications Fund or the Old Mutual Growth Fund and you have questions regarding the proposal, or if you would like your proxy materials to be re-sent to you, please call 866-615-7869 to speak to a proxy specialist. If you are a shareholder of the Old Mutual Analytic Global Fund and you have questions regarding the proposal, or if you would like your proxy materials to be re-sent to you, please call 866-451-3782 to speak to a proxy specialist.

To vote over the Internet, go to www.proxyvote.com. Enter the control number provided on your individualized proxy card and follow the on-line instructions.

To vote by telephone, call the toll-free number listed on your individualized proxy card that is available 24 hours a day, 7 days a week. Enter the control number provided on your individualized proxy card and follow the touchtone prompts.

To vote by mail, vote, sign, date, and return your individualized proxy card in the postage-paid envelope provided with your proxy materials.

Old Mutual Growth Fund
or the Old Mutual Columbus Circle Technology and Communications Fund
Draft Solicitation Script-w/client revisions
November 16th, 2009
866-615-7869
Greeting:

Hello, is Mr./Ms. _________ available please?

Hi Mr./Ms. ________________, my name is ______________________ and I am calling on behalf of the Old Mutual Growth Fund or the Old Mutual Columbus Circle Technology and Communications Fund on a recorded line.  Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on November 16th, 2009 and have not received your proxy.  Your Fund’s Board of Trustees is recommending that you vote in favor of the proposal.  Would you like to vote along with the recommendations of the board?

For the record, would you please state your full name and mailing address?

Are you authorized to vote on all shares?

Again, my name is ____________________, a proxy voting specialist on behalf of the Old Mutual Growth Fund or the Old Mutual Columbus Circle Technology and Communications Fund. Today’s date isand the time is Eastern Time.

Mr./Ms. ____________________, I have recorded your [FAVORABLE / AGAINST / ABSTAIN] vote for all of your Old Mutual Growth Fund or the Old Mutual Columbus Circle Technology and Communications Fund accounts and will be sending you a written confirmation for each.  If you wish to make any changes you may contact us by calling 1-866-615-7869.  Thank you very much for your participation and have a great day/evening.

If Not Received:

I can resend the materials to you. Do you have an email address this can be sent to?

(If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.

If Not Interested: (use rebuttal)

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important.  Please fill out and return your proxy card at your earliest convenience.  If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is ____________________ and I am a proxy voting specialist for the Old Mutual Growth Fund or the Old Mutual Columbus Circle Technology and Communications Fund. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on November 16th, 2009.

Your vote is very important.  To vote over the telephone, call toll-free at 1-866-615-7869 and a proxy voting specialist will assist you with voting your shares.  Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE

Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the Old Mutual Growth Fund or the Old Mutual Columbus Circle Technology and Communications Fund.  You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on November 16th, 2009.

Your vote is very important.  To vote over the telephone, call toll-free at 1-866-615-7869 and a proxy voting specialist will assist you with voting your shares.  Specialists are available   Monday through Friday, 9:30 AM – 9:00 PM and Saturday 10:00AM – 6:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.